Exhibit 10.71

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT dated as of March 6, 2024, by and between TREES Corporation, a Colorado corporation with its principal office located at 215 Union Boulevard, Suite 415, Lakewood, Colorado 80228 (the “Corporation”), and the individual set forth on the signature page hereto (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, the Corporation seeks to attract and retain the most capable persons available to serve as its directors and officers;

WHEREAS, such persons require substantial protection against personal liability arising out of their faithful service to the Corporation;

WHEREAS, the Corporation and the Indemnitee believe it desirable to enter into an agreement to reflect indemnification and advancement of expenses arrangements; and

WHEREAS, in recognition of the Corporation’s desire to retain the services of the Indemnitee and in furtherance of the Corporation’s policy and in accordance with the Corporation’s Articles of Incorporation and By-Laws, the Corporation desires to provide the Indemnitee with the right to indemnification and advancement of expenses and the Indemnitee desires to receive such right, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises, the Indemnitee’s continued service to the Corporation and the mutual covenants contained herein, the parties hereby agree as follows:

1. Certain Terms Defined. As used in this Agreement, the following terms shall have the following meanings:

(a) The term “Action” shall mean any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Corporation or by or in the right of any other Entity which the Indemnitee served in any capacity at the request of the Corporation, including any appeal therefrom.

(b) The term “Agreement” shall mean this Indemnification Agreement, as the same may be amended from time to time.

(c) The term “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the shareholders of the Corporation approving a merger of the Corporation with another entity or (ii) the Board approving a sale of securities by the Corporation to such Person.

(d) The term “Board” shall mean the Board of Directors of the Corporation.

(e) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new directors (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 1(e)(i), 1(e)(iii) or 1(e)(iv)) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

(f) The term “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Action in respect of which indemnification is sought by Indemnitee.

(g) The term “Entity” shall mean any corporation, limited liability company or similar entity of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise.

(h) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) The term “Expense Advance” shall mean any payment of Expenses advanced to Indemnitee by the Corporation pursuant to this Agreement.

(j) The term “Expenses” shall mean all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in an Action, including reasonable compensation for time spent by Indemnitee in connection with the prosecution, defense, preparation to prosecute or defend, investigation, participation, preparation or involvement as a witness, or appeal of an Action or action for indemnification for which Indemnitee is not otherwise compensated by the Corporation or any third party. The term “Expenses” also includes expenses incurred in connection with any appeal resulting from any Action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. The term “Expenses,” however, does not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k) The term “Indemnifiable Event” shall mean any event or occurrence, whether occurring before, on, or after the date of this Agreement, arising from or in connection with or otherwise related to the fact that Indemnitee is or was a director, officer, employee, or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the express request of the Corporation as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise or by reason of any action or inaction (or alleged action or inaction) by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(l) The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three years has performed, services for either: (i) the Corporation or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Action giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) The term “Losses” shall mean means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Action.

(n) The term “Person” shall mean any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(o) The term “Proper Group Determination” shall mean a determination by the Board via a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of Disinterested Directors. If a quorum cannot be obtained, the Proper Group Determination shall be made by a majority vote of a committee of the Board that has been designated by the Board, which committee shall consist of two or more Disinterested Directors, except that directors who are parties to the proceeding may participate in the designation of Disinterested Directors for the committee. Finally, if (i) a Change in Control has occurred, or (ii) such a quorum of the Board cannot be obtained and such a committee cannot be established, or even if a quorum is obtained or the committee is designated and a majority of the directors constituting such quorum or committee so directs, the Proper Group Determination shall be made: (1) by Independent Counsel selected in the manner contemplated by the first two sentences of this definition of Proper Group Determination, or if such a quorum of the full Board cannot be obtained and such a committee cannot be established, by Independent Counsel selected by a majority vote of the full Board (including directors who are parties to the action) or (2) by the shareholders.

2. Indemnification. Subject to Section 8 and Section 9 of this Agreement, if Indemnitee at any time was or is or becomes a party to, witness in, or participant in, or is threatened to be made a party to, witness in, or participant in, any Action or Actions by reason of or arising in whole or in part out of any Indemnifiable Event, including, without limitation, any Actions brought by or in the right of the Corporation, Actions brought by third parties, and Actions in which the Indemnitee is solely a witness, the Corporation shall indemnify Indemnitee, and hold Indemnitee harmless, from and against any and all Losses incurred by Indemnitee as a result of, or otherwise in connection with, such Action or Actions, in each and any case to the fullest extent authorized or permitted by the laws of the State of Colorado. For the avoidance of doubt, “the fullest extent authorized or permitted by the laws of the State of Colorado” shall include, but not be limited to: (a) the fullest extent authorized or permitted by the Colorado Business Corporation Act (the “Act”) as in effect on the date hereof; and (b) the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement and any change in judicial interpretation of the Act which occurs after the date of this Agreement, in each case, that increases the extent to which a corporation may indemnify its directors; provided that no change in the Act, by way of amendment, replacement, judicial interpretation, or otherwise, shall have the effect of reducing the benefits available to the Indemnitee hereunder under Colorado law as in effect on the date hereof or as such benefits may subsequently be increased as a result of any amendment, replacement, judicial interpretation, or other change.

3. Advances of Expenses. Indemnitee shall have the right to advancement by the Corporation, prior to the final disposition of any Action by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Action by reason of or arising out of an Indemnifiable Event upon:

(a) a Proper Group Determination that the facts as then known to the group would not preclude indemnification; and

(b) Indemnitee’s written affirmation that: (i) in his or her good faith belief, Indemnitee has conducted himself or herself in good faith and in a manner he or she reasonably believed was (1) in the case of conduct in Indemnitee’s official capacity with the Corporation, in the Corporation’s best interests, and (2) in all other cases, not opposed to the Corporation’s best interests; and (ii) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

Without limiting the generality or effect of the foregoing, within ten days after any request by Indemnitee, the Corporation shall, in accordance with such request, (1) pay such Expenses on behalf of Indemnitee, (2) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (3) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall provide such supporting documentation as the Corporation may reasonably request but shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Corporation of this Agreement by Indemnitee constitutes an irrevocable undertaking by Indemnitee to repay any amounts paid, advanced or reimbursed by the Corporation pursuant to this Section 3 in respect of Expenses relating to, arising out of or resulting from any Action in respect of which it shall be determined, pursuant to Section 8, following the final disposition of such Action, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Corporation for Expense Advances shall be unsecured and shall be accepted without reference to Indemnitee’s financial ability to make repayment. No interest shall be charged thereon.

4. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Losses in respect of an Action related to an Indemnifiable Event but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5. Non-Exclusivity. Nothing contained in this Agreement shall limit the right to indemnification and advancement of expenses to which the Indemnitee would be entitled by law in the absence of this Agreement, or shall be deemed exclusive of any other rights to which the Indemnitee in seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Articles of Incorporation, as amended, By-Law, agreement approved by or resolution of Disinterested Directors, resolution of shareholders of the Corporation or otherwise.

6. Subrogation. (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise subject to indemnification or expense advance under this Agreement.

(b) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee other than from the Corporation, and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

7. Procedure for Notification and Defense of Actions.

(a) Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Corporation shall include, in reasonable detail, a description of the nature of the Action and the facts underlying the Action. The failure by Indemnitee to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Corporation.

(b) If, at the time of the receipt of a notice of an Action pursuant to the terms hereof, the Corporation has directors’ and officers’ liability insurance in effect that may be applicable to the Action, the Corporation shall give prompt notice of the commencement of the Action to the insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Action in accordance with the terms of such policies.

(c) In the event the Corporation may be obligated to make any indemnity in connection with an Action, the Corporation shall be entitled to assume the defense of such Action with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Action. Notwithstanding the Corporation’s assumption of the defense of any such Action, the Corporation shall be obligated to pay the fees and expenses of Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Corporation, (ii) counsel for the Corporation or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Corporation is not financially or legally able to perform its indemnification obligations or (iv) the Corporation shall not have retained, or shall not continue to retain, counsel to defend such Action. The Corporation shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Action at Indemnitee’s personal expense. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation.

(d) Indemnitee shall give the Corporation such information and cooperation in connection with the Action as may be reasonably appropriate.

(e) The Corporation shall not be liable to indemnify Indemnitee for any settlement of any Action (or any part thereof) without the Corporation’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(f) The Corporation shall not settle any Action (or any part thereof) in a manner that imposes any penalty or liability on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

8. Determination of Right to Indemnification.

(a) Indemnification for Successfully-Defended Actions; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful, on the merits or otherwise, in defense of any Action relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Action in accordance with Section 2 to the fullest extent authorized or permitted by the laws of the State of Colorado, and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(ii) To the extent that Indemnitee’s involvement in an Action relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent authorized or permitted by the laws of the State of Colorado and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(b) Standard of Conduct Determination. To the extent that the provisions of Section 8(a) are inapplicable to an Action related to an Indemnifiable Event that shall have been finally disposed of, Indemnitee shall be indemnified against all Losses relating to such Action in accordance with Section 2, to the fullest extent authorized or permitted by the laws of the State of Colorado, provided that any determination of whether Indemnitee has satisfied any applicable standard of conduct under Colorado law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Action, and any determination that Expense Advances in respect of such Actions must be repaid to the Corporation (in either case, a “Standard of Conduct Determination”), shall be made by Proper Group Determination. Without limiting the generality of the foregoing, to the extent required by the laws of the State of Colorado, the Standard of Conduct Determination for indemnification covered by this Section 8(b) shall include the determination: (i) that Indemnitee’s conduct was in good faith; (ii) that Indemnitee reasonably believed that such conduct was (1) in case of conduct in Indemnitee’s official capacity with the Corporation, in the Corporation’s best interests, and (2) in all other cases, not opposed to the Corporation’s best interests; and (iii) in the case of any criminal proceeding, that Indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

(c) To the fullest extent authorized or permitted by the laws of the State of Colorado, the Corporation shall indemnify and hold harmless Indemnitee from and against and, if requested by Indemnitee, shall advance to Indemnitee, within ten days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(d) Making the Standard of Conduct Determination. The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within 30 days after the later of (A) receipt by the Corporation of a written request from Indemnitee for indemnification pursuant to Section 7 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then, to the fullest extent authorized or permitted by the laws of the State of Colorado, Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Action.

(e) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 8(a); or

(ii) no Standard Conduct Determination is legally required as a condition to the indemnification of Indemnitee hereunder; or

(iii) it is determined pursuant to Section 8(b) that Indemnitee has satisfied the applicable standard of conduct required as a condition to indemnification under Colorado law (or Indemnitee is deemed to have satisfied such applicable standard of conduct pursuant to Section 8(d));

then the Corporation shall pay to Indemnitee, within ten days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(f) Selection of Independent Counsel for Standard of Conduct Determination. If a Proper Group Determination is to be made by Independent Counsel, the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within five days after receiving written notice of selection from the Corporation, deliver to the Corporation a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(l), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the Corporation may, at its option, select an alternative Independent Counsel and give written notice to Indemnitee advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(f) to make the Proper Group Determination shall have been selected within 20 days after the Corporation gives its initial notice pursuant to the first sentence of this Section 8(f) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(f), as the case may be, either the Corporation or Indemnitee may petition the Court to resolve any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Corporation shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with any Proper Group Determination by Independent Counsel.

(g) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Proper Group Determination with eligibility of Indemnitee under Colorado law to be indemnified and/or receive Expense Advances hereunder, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification and/or Expense Advances, and the Corporation shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any such Proper Group Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court. No determination by the Corporation (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct for indemnification or Expense Advances may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or Expense Advances by the Corporation hereunder or to create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Action by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against an Action related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Corporation.

(v) Resolution of Actions. The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 8(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Action relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 8(a)(i). The Corporation shall have the burden of proof to overcome this presumption.

(9) Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee (including any proceedings against the Corporation or its directors, officers, employees or other indemnitees) and not by way of defense, except (i) proceedings referenced in Section 12 (unless a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous) and (ii) where the Corporation has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction (which final decision is not subject to appeal) determines that such indemnification is prohibited by applicable law;

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act or under any rules or regulations related to clawbacks of compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act).

10. Severability. If this Agreement or any portion hereof shall be invalidated or held unenforceable on any ground by any court of competent jurisdiction, the Corporation nevertheless shall indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated or held unenforceable.

4. Continuity of Rights. The right of the Indemnitee to indemnification and advancement of expenses under this Agreement shall (a) continue after the Indemnitee has ceased to serve in a capacity which would entitle the Indemnitee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such cessation, (b) inure to the benefit of the heirs, executors and administrators of the Indemnitee, (c) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law, and (d) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior thereto.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent authorized or permitted by the laws of the State of Colorado, the Corporation shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Corporation under any provision of this Agreement or any other indemnity provisions relating to Actions relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies from time to time maintained or required to be maintained by the Corporation. However, if Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 12 shall be repaid.

13. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

6. Binding Effect. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, stock acquisition, or similar transaction, or operation of law) and shall inure to the benefit of the heirs, personal representatives, successors, representatives and estate of the Indemnitee.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts or choice of laws thereof.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. Notices. Any notice, request, demand, claim, or other communication hereunder will be in writing and will be deemed delivered: (a) three business days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; or (b) one business day after it is sent via a reputable nationwide overnight courier or sent via email, in each of the foregoing cases to the intended recipient as set forth below:

To the Corporation:

TREES Corporation

215 Union Boulevard, Suite 415

Lakewood, Colorado 80228

Attention: David R. Fishkin, General Counsel

Email: dfishkin@treescann.com

Indemnitee:

c/o TREES Corporation at the same address as above

Email: As set forth on the signature page hereto

Either address referred to in the preceding subsection may be changed from time to time in the manner specified in the preceding subsection, and thereafter notices, requests and other communications shall be delivered to the most recent address so furnished.

9. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TREES CORPORATION

By:
	Name:	Adam Hershey
	Title:	Interim CEO

INDEMNITEE:

Print Name:

Signature:_____________________

Email: